EXHIBIT 31

CERTIFICATION TO BE
PROVIDED WITH FORM 10-K

Re:	Morgan Stanley Capital I Inc. Trust 2004-HE5 (the "Trust"), Mortgage
Pass-Through Certificates, Series 2004-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley ABS Capital I Inc., as depositor, Chase Manhattan Mortgage Corporation, as a servicer, ("Chase"), Countrywide Home Loans Servicing LP, as a servicer ("Countrywide"), HomEq Servicing Corporation, as a servicer ("HomEq" and, together with Chase and Countrywide, the "Servicers"), Accredited Home Lenders, Inc., as a responsible party, NC Capital Corporation, as a responsible party and Deutsche Bank National Trust Company, as trustee (the "Trustee")

             I, [identify the certifying individual], certify that:

            (1) I have reviewed this annual report on Form 10-K (the
"Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

            (2) Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

            (3) Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by each Servicer under the Pooling and Servicing Agreement, for inclusion in the Reports is included in the Reports;

            (4) Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, each Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            (5) The Reports disclose all significant deficiencies relating to the applicable Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicers.

Date:	________________________________

[Signature]
[Title]